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                                                   Exhibit 23(b)
                                                   CECo Holding Company
                                                   Form S-4
                                                   File No. 33-52109


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our reports dated January 28, 1993, included or incorporated by reference in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 1992; our reports dated May 13, 1993, August 11, 1993 and November 10, 1993, included in Commonwealth Edison Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993; and our report dated January 28, 1994, included in Commonwealth Edison Company's Current Report on Form 8-K dated January 28, 1994. We also hereby consent to all references to our Firm included in this Form S-4 Registration Statement.



                                                    ARTHUR ANDERSEN & CO.



Chicago, Illinois
March 14, 1994